                                                                    EXHIBIT 99.3

RP FINANCIAL, LC.
------------------------------------------------
Financial Services Industry Consultants

                                                    April 2, 1998


Mr. William Donius
President
Pulaski Bank, a Federal Savings Bank
12300 Olive Boulevard
St. Louis, Missouri 63141-6434

Dear Mr. Donius:

     This letter sets forth the agreement between Pulaski Bank, a Federal Savings Bank, St. Louis, Missouri ("Pulaski" or the "Bank") and RP Financial, LC. ("RP Financial") for certain conversion appraisal services pertaining to the mutual-to-stock conversion of Pulaski Bancshares, MHC (the "MHC"), a federal mutual holding company and the majority shareholder of Pulaski, and the Plan of Reorganization between the MHC and Pulaski. The specific services to be rendered by RP Financial are described below. These services will be rendered by a team of two senior consultants on staff.

Description of Conversion Appraisal Services
--------------------------------------------

     RP Financial will prepare a written detailed valuation report which will be fully consistent with applicable regulatory guidelines and standard valuation practices. The valuation report will conclude with an estimate of the pro forma market value of the shares of stock to be offered and sold in the conversion. RP Financial understands that as part of the conversion, the shares of Pulaski which are held by public shareholders (i.e. stockholders other than the MHC) will be exchanged for newly issued shares of common stock of a newly organized stock holding company ("SHC") and that shares offered in the conversion will be SHC shares. The valuation report will incorporate such key transaction parameters as the financial strength and operations of Pulaski, the proposed treatment in the conversion of the publicly-traded shares of Pulaski (including the proposed exchange), and the financial strength and operation of the MHC unconsolidated. The estimate of pro forma market value will be a preliminary value, subject to confirmation by RP Financial at the closing of the offering.

     Prior to preparing the valuation report, RP Financial will conduct a financial due diligence, including on-site interviews of senior management and reviews of financial and other documents and records, to gain insight into the operations, financial condition, profitability, risks and external factors which impact the Bank. The valuation will include an in-depth analysis of the Bank's financial condition and operating results, as well as assess the Bank's interest rate risk, credit risk and liquidity risk. The valuation report will describe the Bank's business strategies and market area and prospects for the future. A peer group analysis relative to publicly-traded savings institutions will be conducted for the purpose of determining

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WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210         Telephone: (703) 528-1700
Arlington, VA 22209                           Fax No.: (703) 528-1788
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RP Financial, LC.
Mr. William Donius
April 2, 1998
Page 2


appropriate valuation adjustments relative to the group. The valuation report will conclude with a midpoint pro forma valuation for the shares to be offered in the conversion, as well as a range of value around the midpoint value. The valuation report may be periodically updated throughout the conversion process and there will be at least one updated valuation prepared at the time of the closing of the stock offering.

     RP Financial agrees to deliver the valuation appraisal and subsequent updates, in writing, to Pulaski at the above address in conjunction with the filing of the regulatory application. Subsequent updates will be filed promptly as certain events occur which would warrant the preparation and filing of such valuation updates. Further, RP Financial agrees to perform such other services as are necessary or required in connection with the regulatory review of the appraisal and respond to the regulatory comments, if any, regarding the valuation appraisal and subsequent updates.

Fee Structure and Payment Schedule
----------------------------------

     Pulaski agrees to pay RP Financial a fixed fee of $35,000 for these services, plus reimbursable expenses. Payment of these fees shall be made according to the following schedule:

     o $5,000 upon execution of the letter of agreement engaging RP Financial's services as outlined herein;

     o    $25,000 upon delivery of the completed original appraisal report; and

     o $5,000 upon completion of the conversion to cover all subsequent valuation updates that may be required.

     The Bank will reimburse RP Financial for out-of-pocket expenses incurred in the preparation of the appraisal report. Such out-of-pocket expenses will include travel, telephone, facsimile, copying, shipping, computer and data. RP Financial will make all attempts to keep out-of-pocket expenses to a minimum.

     In the event Pulaski or the MHC shall, for any reason, discontinue the proposed conversion prior to delivery of the completed documents set forth above and payment of the respective progress payment fees, Pulaski agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the respective fee caps noted above, after giving full credit to the initial retainer fee. RP Financial's standard billing rates range from $75 per hour for research and associates to $250 per hour for managing consultants.

     If during the course of the proposed transaction, unforeseen events occur so as to materially change the nature or the work content of the services described in this contract, the terms of said contract shall be subject to renegotiation by Pulaski and RP Financial. Such unforeseen events shall include, but not be limited to, major changes in the conversion regulations, appraisal guidelines or processing procedures as they relate to conversion appraisals, major changes in management or procedures, operating policies or philosophies, and excessive delays or suspension of processing of conversion applications by the regulators such
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RP Financial, LC.
Mr. William Donius
April 2, 1998
Page 3

that completion of the conversion transaction requires the preparation by RP Financial of a new appraisal.

Representations and Warranties
------------------------------

     Pulaski and RP Financial agree to the following:

     1. The Bank agrees to make available or to supply to RP Financial such information with respect to its business and financial condition as RP Financial may reasonably request in order to provide the aforesaid valuation. Such information heretofore or hereafter supplied or made available to RP Financial shall include: annual financial statements, periodic regulatory filings and material agreements, debt instruments, off balance sheet assets or liabilities, commitments and contingencies, unrealized gains or losses and corporate books and records. All information provided by the Bank to RP Financial shall remain strictly confidential (unless such information is otherwise made available to the public), and if conversion is not consummated or the services of RP Financial are terminated hereunder, RP Financial shall upon request promptly return to the Bank the original and any copies of such information.

     2. The Bank hereby represents and warrants to RP Financial that any information provided to RP Financial does not and will not, to be best of the Bank's knowledge, at the times it is provided to RP Financial, contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements therein not false or misleading in light of the circumstances under which they were made.

     3. (a) The Bank agrees that it will indemnify and hold harmless RP Financial, any affiliates of RP Financial, the respective directors, officers, agents and employees of RP Financial or their successors and assigns who act for or on behalf of RP Financial in connection with the services called for under this agreement (hereinafter referred to as "RP Financial"), from and against any and all losses, claims, damages and liabilities (including, but not limited to, all losses and expenses in connection with claims under the federal securities laws) attributable to (i) any untrue statement or alleged untrue statement of a material fact contained in the financial statements or other information furnished or otherwise provided by Pulaski to RP Financial, either orally or in writing, (ii) the omission or alleged omission of a material fact from the financial statements or other information furnished or otherwise made available by Pulaski to RP Financial or (iii) any action or omission to act by Pulaski, or Pulaski's respective officers, directors, employees or agents which action or omission is willful or negligent. Pulaski will be under no obligation to indemnify RP Financial hereunder if a court determines that RP Financial was negligent or acted in bad faith with respect to any actions or omissions of RP Financial related to a matter for which indemnification is sought hereunder.
Any time devoted by employees of RP Financial to situations for which indemnification is provided hereunder, shall be an indemnifiable cost payable by Pulaski at the normal hourly professional rate chargeable by such employee.

         (b) RP Financial shall give written notice to the Bank of such claim or facts within thirty days of the assertion of any claim or discovery of material facts upon which the RP Financial intends to base a claim for indemnification hereunder. In the event the Bank elects, within seven days of the receipt of the original notice thereof, to contest such claim by written notice to RP Financial, RP Financial will be entitled to be paid any amounts payable by the Bank hereunder, together with interest on such costs from the date incurred at the rate of
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RP Financial, LC.
Mr. William Donius
April 2, 1998
Page 4


fifteen percent (15%) per annum within five days after the final determination of such contest either by written acknowledgement of the Bank or a final judgment of a court of competent jurisdiction. If the Bank does not so elect, RP Financial shall be paid promptly and in any event within thirty days after receipt by the Bank of the notice of the claim.

         (c) The Bank shall pay for or reimburse the reasonable expenses, including attorneys' fees, incurred by RP Financial in advance of the final disposition of any proceeding within thirty days of the receipt of such request if RP Financial furnishes the Bank: (1) a written statement of RP Financial's good faith belief that if is entitled to indemnification hereunder; and (2) a written undertaking to repay the advance if it ultimately is determined in a final adjudication of such proceeding that it or he is not entitled to such indemnification.

         (d) In the event the Bank does not pay any indemnified loss or make advance reimbursements of expenses in accordance with the terms of this agreement, RP Financial shall have all remedies available at law or in equity to enforce such obligation.

     It is understood that, in connection with RP Financial's above-mentioned engagement, RP Financial may also be engaged to act for the Bank in one or more additional capacities, and that the terms of the original engagement may be embodied in one or more separate agreements. The provisions of Paragraph 3 herein shall apply to the original engagement, any such additional engagement, any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of RP Financial's engagement(s). This agreement constitutes the entire understanding of the Bank and RP Financial concerning the subject matter addressed herein, and such contract shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. This agreement may not be modified, supplemented or amended except by written agreement executed by both parties.

     Pulaski and RP Financial are not affiliated, and neither Pulaski nor RP Financial has an economic interest in, or is held in common with, the other and has not derived a significant portion of its gross revenues, receipts or net income for any period from transactions with the other.

     The MHC and RP Financial are not affiliated, and neither the MHC nor RP Financial has an economic interest in, or is held in common with, with other and has not derived a significant portion of its gross revenues, receipts or net income for any period from transactions with the other.

                             * * * * * * * * * * *

RP Financial, LC.
Mr. William Donius
April 2, 1998
Page 5


     Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter, together with the initial retainer fee of $5,000.

                                               Sincerely,

                                               /s/ William E. Pommerening
                                               William E. Pommerening
                                               Chief Executive Officer
                                               and Managing Director



Agreed To and Accepted By:                     /s/ Mr. William A. Donius
                                               -------------------------
                                               Mr. William A. Donius
                                               President

For: Pulaski Bank, a Federal Savings Bank
     St. Louis, Missouri

Date Executed:   4-15-98
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

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants


                                                   April 2, 1998

Mr. William Donius
President
Pulaski Bank, a Federal Savings Bank
12300 Olive Boulevard
St. Louis, Missouri 63141-6434

Dear Mr. Donius:

     This letter sets forth the agreement between Pulaski Bank, a Federal Savings Bank, St. Louis, Missouri ("Pulaski" or the "Bank") and RP Financial, LC. ("RP Financial"), whereby the Bank has engaged RP Financial to assist in the preparation of the regulatory business plan and financial projections to be adopted by the Bank pursuant to the formation of a holding company. These services are described in greater detail below.

Description of Proposed Services
--------------------------------

     RP Financial's business planning services will include, but are not limited to, the following areas: (1) gaining an understanding of Pulaski's current financial and operating condition, business strategies and anticipated strategies in the future; (2) analyzing and quantifying the impact of business strategies to enhance profitability, capitalization, competitiveness and compliance with applicable regulations; (3) preparing detailed financial projections on a quarterly basis for a period of at least three fiscal years to reflect the impact of Board approved business strategies; and (4) preparing the written business plan document which conform with any applicable regulatory guidelines.

     The business plan will clearly describe and demonstrate the business and operating strategies and objectives of Pulaski and the holding company for three fiscal years, with the objective of demonstrating the financial viability and operating strength of the Bank and holding company cash flows. Contents of the business plan will include:

                   Philosophy/Goals
                   Economic Environment and Background
                   Lending, Leasing and Investment Activities
                   Deposit, Savings and Borrowing Activity
                   Asset and Liability Management
                   Operations
                   Records, Systems and Controls
                   Growth, Profitability and Capital
                   Responsibility for Monitoring this Plan

     The business plan will include detailed financial projections prepared on a quarterly basis covering three fiscal years. The financial projections will reflect the anticipated timing and financial impact of the Board-approved strategies.

--------------------------------------------------------------------------------
WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP Financial, LC.
Mr. William Donius
April 2, 1998
Page 2


Fee Structure and Payment Schedule
----------------------------------

     The Bank agrees to compensate RP Financial for preparation of the business plan with a fixed fee of $7,500. The Bank will reimburse RP Financial for out-of-pocket expenses incurred in the preparation of the business plan. Such out-of-pocket expenses will include, but not be limited to, travel, telephone, facsimile, copying, shipping, computer and data. RP Financial will make all attempts to keep out-of-pocket expenses to a minimum.

     In the event the Bank shall, for any reason, discontinue this planning engagement prior to delivery of the completed business plan and payment of the business planning fee, the Bank agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the fee cap described above.

     If during the course of the planning engagement, unforeseen events occur so as to materially change the nature or the work content of the business planning services described in this contract, the terms of said contract shall be subject to renegotiation by the Bank and RP Financial. Such unforeseen events may include changes in regulatory requirements as it specifically relates to Pulaski or potential transactions which will dramatically impact the Bank such as a pending acquisition or branch transaction.



                             * * * * * * * * * * *


     Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter.

                                             Sincerely,

                                             /s/ William E. Pommerening
                                             William E. Pommerening
                                             Chief Executive Officer
                                             and Managing Director

Agreed To and Accepted By:                   /s/ Mr. William A. Donius
                                             -------------------------
                                             Mr. William A. Donius
                                             President

For: Pulaski Bank, a Federal Savings Bank
     St. Louis, Missouri


Date Executed:  4-15-98
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